EX-99.4.w.

                                       JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY  [Graphic Omitted]
                                             A STOCK COMPANY

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                        FIXED ACCOUNT OPTIONS ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

THE CONTRACT IS AMENDED AS FOLLOWS:

1. The TRANSFER/TRANSFER CHARGE provisions of the CONTRACT DATA PAGE are amended as follows:

     a) The FROM INVESTMENT DIVISION TO A FIXED ACCOUNT OPTION provision is amended to read:

          "FROM INVESTMENT DIVISION TO A FIXED ACCOUNT OPTION. If allowed by the Company, in its sole discretion, prior to the Income Date, You may transfer all or a portion of Your Contract Value in an Investment Division to a Fixed Account Option(s). The Company, in its sole discretion, may restrict or prohibit this type of transfer from time to time on a nondiscriminatory basis."

     b) The FROM A FIXED ACCOUNT OPTION TO AN INVESTMENT DIVISION OR TO A FIXED ACCOUNT OPTION provision is amended to read:

          "FROM A FIXED ACCOUNT OPTION TO AN INVESTMENT DIVISION OR TO A FIXED ACCOUNT OPTION. If allowed by the Company, in its sole discretion, prior to the Income Date, You may transfer all or a portion of Your Contract Value in a Fixed Account Option to any available Investment Division(s), or to a Fixed Account Option, subject to any applicable Excess Interest Adjustment. The Company may restrict or prohibit transfers, in its sole discretion, to a Fixed Account Option(s) from time to time on a nondiscriminatory basis."

     c) The FROM INVESTMENT DIVISION OR FIXED ACCOUNT OPTION TO THE INDEXED FIXED OPTION provision is amended to read:

          "FROM INVESTMENT DIVISION OR FIXED ACCOUNT OPTION TO THE INDEXED FIXED OPTION. Premium allocated by You to an Investment Division or Fixed Account Option may not be transferred into an Indexed Fixed Option. If allowed by the Company, in its sole discretion, You may only transfer Available Earnings from the Investment Division(s) or Fixed Account Option(s) to an Indexed Fixed Option. The Company, in its sole discretion, may restrict or prohibit this type of transfer from time to time on a nondiscriminatory basis. All amounts transferred into an Indexed Fixed Option will be subject to the Indexed Fixed Option Withdrawal Charge schedule. No transfer may be made into an Indexed Fixed Option if the Indexed Fixed Option period created by the transfer would end on or after the Income Date.


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         The amount allocated to the Indexed Fixed Option must meet the minimum
         Indexed Fixed Option allocation requirements specified in this Contract. Transfers under any dollar cost averaging or other systematic investment programs are not permitted from or to an Indexed Fixed Option."

2. The 2nd paragraph of the PREMIUMS provision of the CONTRACT DATA PAGE of the Contract is amended to read:

     "The Owner may allocate Premiums among the Fixed Account Option(s), Investment Divisions, and the Indexed Fixed Option, subject to the approval of the Company, which will be granted in advance on a nondiscriminatory basis. Such election may be made in any percent from 0% to 100% in whole percentages. The minimum that may be allocated to a Fixed Account Option or an Investment Division is [$100]. The minimum amount that may be allocated to an Indexed Fixed Option is [$5,000], and must be by new Premium payments or transfer of Available Earnings. The Company reserves the right to restrict or refuse any Premium allocation to a Fixed Account Option or an Indexed Fixed Option at any time on a nondiscriminatory basis. Any additional Premium will be allocated according to Your most recent instructions on file with the Company, provided that each allocation must meet the minimums and restrictions described above, regardless of such instructions.

     The Company reserves the right to require, in advance, the automatic transfer of amounts allocated to the one-year Fixed Account Option to the Investment Division(s) of Your choice in regular installments over a specified period from the date of allocation on a nondiscriminatory basis. A pre-determined amount will be transferred from the source Fixed Account Option to the Owner selected Investment Division(s) such that at the end of the specified period all amounts in the one-year Fixed Account Option have been transferred. The Company reserves the right to specify in advance the transfer amount, the length of the period, and the transfer frequency over which the transfers will be completed. The funds being transferred will be allocated to the Investment Division(s) elected by You. You may change Your selected Investment Division(s) at any time. These automatic transfers will not count against the 15 free transfers in a Contract Year."

3. The FIXED ACCOUNT OPTIONS provision of the CONTRACT DATA PAGE of the Contract is amended to read:

     "FIXED ACCOUNT OPTIONS:     [1-Year Period; 3-Year Period; 5-Year Period; and 7-Year
                                 Period], the availability of which to be determined by the Company."

4.   The  INDEXED  FIXED  OPTION  provision  of the  CONTRACT  DATA  PAGE of the
     Contract is amended to read:

     "INDEXED FIXED OPTION:      [S&P  500(R)Composite   Stock  Price  Index  -  9-Year   Period],   the
                                 availability of which to be determined by the Company."




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5.   The BASE INTEREST RATE provision in the DEFINITIONS section of the Contract is amended to read:

     "BASE INTEREST RATE. The rate of interest established by the Company, in its sole discretion, for a specified Fixed Account Option period. In no event will the Base Interest Rate be less than [1.5% - 3%]."

6. The CURRENT INTEREST RATE provision in the DEFINITIONS section of the Contract is amended to read:

     "CURRENT INTEREST RATE. The Base Interest Rate plus any additional interest rate credited by the Company, less any charges due under any optional endorsements to the Contract. In no event will the Current Interest Rate be less than [1.5% - 3%]."

7. The FIXED ACCOUNT MINIMUM VALUE provision in the DEFINITIONS section of the Contract is amended to read:

     "FIXED ACCOUNT MINIMUM VALUE. Premiums, less any applicable premium tax, and transfers allocated to the Fixed Account Option, less transfers, withdrawals, and charges from the Fixed Account Option, accumulated at [1.5% - 3%], less any Withdrawal Charge or any tax due."

8. The SOURCE FUND provision in the DEFINITIONS section of the Contract is amended to read:

     "SOURCE FUND. The Investment Division or Fixed Account Option made available by the Company and selected by the Owner from which amounts will be transferred to a Target Fund(s) pursuant to one of the Company's systematic investment programs."

9. The TARGET FUND(S) provision in the DEFINITIONS section of the Contract is amended to read:

     "TARGET FUND(S). The Investment Division(s) and/or Fixed Account Option(s) made available by the Company and selected by the Owner to which amounts will be transferred from a Source Fund pursuant to one of the Company's systematic investment programs."

10. The 3RD PARAGRAPH of the TRANSFER provision of the GENERAL PROVISIONS of the Contract is amended to read:

     "The Company may provide systematic investment programs that allow You to transfer funds among the Investment Divisions and the Fixed Account
     Options. These programs may include dollar cost averaging, portfolio rebalancing, and the automatic monthly transfer of earnings from the 1-Year Fixed Account Option and/or money market Investment Division to a Target Fund(s). You may contact the Company's Service Center, and the Company will furnish all necessary forms to request these programs. The Company makes no guarantee that these programs will result in a profit or protect against loss in a declining market."



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11.  The 5TH  PARAGRAPH of the TRANSFER  provision of the GENERAL  PROVISIONS of the Contract is amended to read:

     "Additionally, the Company may offer Owners selecting dollar cost averaging an enhanced interest rate(s) on Premium allocated to the 1-Year Fixed Account Option (Source Fund), provided all amounts in the Source Fund are transferred to the Target Fund(s) within a specific duration determined by the Company. The duration and interest rates are available from the Service Center upon request. Each month, the Company will transfer a predetermined amount from the Source Fund. Upon the Owner's cancellation of this program, the Company will transfer the Source Fund balance, including any interest, into the Target Fund(s) selected by the Owner."

12. The 2ND PARAGRAPH of the FIXED ACCOUNT provision of the ACCUMULATION PROVISIONS of the Contract is amended to read:

     "You may allocate Premiums, or make transfers from the Investment Divisions, to the Fixed Account Options at any time prior to the Income Date, subject to the provisions of this Contract. However, no Fixed Account Option period other than one year may be chosen which extends beyond the Income Date. Withdrawals from a Fixed Account Option may take place 30 days following the end of the corresponding Fixed Account Option period without being subject to an Excess Interest Adjustment."

13. The 1ST PARAGRAPH of the INDEXED FIXED OPTION provision of the ACCUMULATION PROVISIONS of the Contract is amended to read:

     "INDEXED FIXED OPTION. You may only allocate new Premium or Available Earnings to an Indexed Fixed Option on any Index Determination Date prior to the Income Date, subject to the provisions and restrictions described in this Contract, and so long as the Indexed Fixed Option period selected ends prior to the Income Date. Assets backing the Indexed Fixed Options are held in the Company's general account and are subject to claims of the Company's general account creditors."

14. The 2ND PARAGRAPH of the INDEXED FIXED OPTION provision of the ACCUMULATION PROVISIONS of the Contract is amended to read:

     "Contract transactions involving the Indexed Fixed Options are only permitted on Index Determination Dates. New Premium allocations or transfers of Available Earnings allocated to an Indexed Fixed Option will first be held in the general account and credited with interest at a rate determined by the Company in advance until the next Index Determination Date. On that Index Determination Date, the amounts will be transferred to the Indexed Fixed Option. Each allocation to the Indexed Fixed Option will create a separate Indexed Fixed Option with a distinct Indexed Fixed Option period, Index Participation Rate and Indexed Fixed Option Withdrawal Charge schedule. You will receive a confirmation from the Company for each transaction."

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



15. The 3RD PARAGRAPH of the INDEXED FIXED OPTION provision of the ACCUMULATION PROVISIONS of the Contract is amended to read:

     "At the expiration of an Indexed Fixed Option period the Company will transfer the Indexed Fixed Option Value to the 1-Year Fixed Account Option. You may then transfer this amount to any available Investment Division or Fixed Account Option; BUT, YOU MAY NOT TRANSFER THIS AMOUNT BACK INTO AN
     INDEXED FIXED OPTION. The Company reserves the right to require the automatic transfer of amounts allocated to the 1-Year Fixed Account Option to the Investment Division(s) of Your choice in regular installments over a specified period from the date of allocation on a nondiscriminatory basis; see the PREMIUMS provision for details. For the purpose of determining the Available Earnings, the amount of the transfer which is equal to the initial allocation to the Indexed Fixed Option period, reduced for withdrawals and charges, shall now be considered Premium allocated to the Investment Divisions or Fixed Account Options."

16. The 2ND PARAGRAPH of the SPECIAL SPOUSAL CONTINUATION provision of the DEATH BENEFIT PROVISIONS of the Contract is amended to read:

     "On the Continuation Date, the Company will automatically transfer any Indexed Fixed Option Values to the 1-Year Fixed Account Option. Your spouse may then transfer this amount to any available Investment Division or Fixed Account Option; but Your spouse may not transfer this amount back into the Indexed Fixed Option. The Company reserves the right to require the automatic transfer of amounts allocated to the 1-Year Fixed Account Option to the Investment Division(s) of Your choice in regular installments over a specified period from the date of allocation on a nondiscriminatory basis; see the PREMIUMS provision for details. For the purpose of determining the Available Earnings, the amount of the transfer which is equal to the initial allocation to the Indexed Fixed Option period, adjusted for withdrawals and charges, shall now be considered Premium allocated to the Investment Division or Fixed Account Options. All Indexed Fixed Option allocations that originated from Premium payments will be subject to the Withdrawal Charge schedule based on the number of years since the contribution was made."

                                        SIGNED FOR THE
                                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                                        /s/ Clark P. Manning

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER






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